Exhibit 10.11

MODIFICATION, AMENDMENT AND WAIVER AGREEMENT

This Modification, Amendment and Waiver Agreement (“Agreement”) dated as of February 8, 2006 is entered into by and among SVC Financial Services Inc., a Colorado corporation (the “Company”) and the subscribers identified on the signature page hereto (each a “Subscriber” and collectively “Subscribers”).

WHEREAS, the Company and the Subscribers are parties to a Subscription Agreement (“Subscription Agreement”) dated September 30, 2005 relating to an aggregate investment by Subscribers in $1,500,000 of principal amount of promissory notes of the Company convertible into shares of the Company’s no par value common stock and Warrants in the amounts set forth on Schedule A attached hereto; and

WHEREAS, on the Initial Closing Date $750,000 of the Purchase Price was paid to the Company and up to $750,000 of the Purchase Price was payable within five business days after the Actual Effective Date and upon the completion of the Second Closing Milestones, which is the Second Closing Date.

NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

1.

All the capitalized terms employed herein shall have the meanings attributed to them in the Subscription Agreement and the documents and agreements delivered therewith (“Transaction Documents”).

2.

The Company has withdrawn the SB-2 Registration Statement filed on November 10, 2005 and will file a registration statement relating to all the Registrable Securities within fifteen days of the closing of the funding by Whalehaven Capital Fund Ltd. as described herein (“New Registration Statement”).

3.

Whalehaven Capital Fund Ltd., one of the Subscribers, agrees to accelerate a funding of $200,000 of the Second Closing Purchase Price (“Interim Funding”), despite the non-occurrence of the conditions to the Second Closing.

4.

 The Company acknowledges that the Liquidated Damages as described in Section 11.4 of the Subscription Agreement equal to two percent (2%) for each thirty (30) days or part thereof of the Purchase Price of the Notes remaining unconverted and Purchase Price of Shares issued upon conversion of the Notes owned of record by the Subscribers which are subject to a Non-Registration Event have accrued and are continuing to accrue from the Closing Date and will continue to accrue until the effectiveness of the New Registration Statement.

5.

The default interest rate of 15% as provided for in Section 1.2 of the Secured Convertible Notes shall apply to the Initial Closing Notes pending the compliance by the Company with the terms of the Transaction Documents.  The Company further acknowledges that the Subscribers may at any time demand repayment of the Notes and Interim Funding Note and any and all sums due and payable thereunder.

6.

For the benefit of the parties hereto, the Company hereby makes all the representations, warranties, covenants undertakings and indemnifications contained in the Transaction Documents, as if such representations were made by the Company as of this date and the Interim Funding date.  The Subscribers hereby make all of the representations, warranties, covenants, indemnifications and undertakings contained in the Transaction Documents as if such representations were made by the Subscribers as of this date and the Interim Funding date.

7.

The Company represents that the Second Closing Milestone has been complied with as of the date of this Agreement.

8.

The Note to be issued on the interim funding closing date (“Interim Funding Closing Date”) will be identical to the Notes issued on the Initial Closing Date except for the Maturity Date.

9.

The Company and Subscribers agree that the expiration date of the Class B Warrants issued on the Initial Closing Date will be extended by six months.

10.

The Warrants to be issued on the Interim Funding Closing Date will be identical to the Warrants issued on the Initial Closing Date except for the issue date and expiration date which expiration date of the Class B Warrants will be six months after the expiration date of the Initial Closing Class B Warrants.

11.

Alpha Capital Aktiengesellschaft waives the rights granted to it pursuant to Section 12(a) – Right of First Refusal, Section 12(b) – Favored Nation Provisions, and Section 12(e) – Offering Restriction, of the Subscription Agreement only to the extent such rights relate to the aggregate investment of $200,000 by Whalehaven.

12.

The Filing Date and Effective Date for the Registrable Securities relating only to the Interim Funding Purchase Price shall be 15 days after the Interim Funding Closing Date and April 30, 2006, respectively.

13.

On or before the Interim Funding Closing Date, the Company will deliver to the Subscriber the legal opinion described in Section 6 of the Subscription Agreement in relation to the Interim Funding Closing, Notes, and Warrants to be delivered on the Interim Funding Closing Date, which opinion will be substantively identical to the legal opinion delivered in connection with the Initial Closing.

14.

All of the terms and conditions described in Section 2 of the Subscription Agreement in reference to the Second Closing shall apply to the Interim Funding Closing, as if such representations and warranties were made and given on all such dates except for the requirement that the Registration Statement be declared effective as a condition to the Second Closing.

15.

All other terms and conditions of the Transaction Documents, including any damages or interest which have accrued shall remain in full force and effect and payable.  Specifically, the Second Closing will occur according to the terms of the Subscription Agreement provided there are no additional Events of Default and the Registration Statement is declared effective on or before April 30, 2006.

16.

Each of the undersigned states that he has read the foregoing Agreement and understands and agrees to it.

17.

The Second Closing shall take place within five days of effective of the Registration Statement.

18.

A legal fee of $3,000 will be paid to Grushko & Mittman, P.C. in connection with this Interim Funding.

SVC FINANCIAL SERVICES, INC.

the “Company”

By:___________________________________

     Christopher Haigh, CEO and President

______________________________________

ALPHA CAPITAL AKTIENGESELLSCHAFT

______________________________________

WHALEHAVEN CAPITAL FUND LTD.

SCHEDULE A

SUBSCRIBER	INITIAL CLOSING PURCHASE PRICE	INTERIM CLOSING PURCHASE PRICE
ALPHA CAPITAL AKTIENGESELLSCHAFT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 011-42-32323196	$375,000.00	-0-
WHALEHAVEN CAPITAL FUND LIMITED 3rd Floor, 14 Par-Laville Road Hamilton, Bermuda HM08 Fax: (441) 292-1373	$375,000.00	$200,000.00
TOTAL	$750,000.00	$200,000.00